Exhibit 10.16

EXECUTION COPY

GREEN BRICK PARTNERS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), made as of this 27th day of October, 2014 (the “Date of Grant”), by and between Green Brick Partners, Inc. (the “Company”) and James R. Brickman (the “Participant”).

WITNESSETH:

WHEREAS, the Company desires to afford the Participant the opportunity to acquire ownership of shares of the Company’s Common Stock so that the Participant may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.           Grant of Option. Subject to the terms and conditions set forth herein and in the Plan (as defined below), the Company hereby grants to the Participant the right and option (the right to purchase any one share of Common Stock hereunder being an “Option”) to purchase from the Company, an aggregate of 500,000 shares of Common Stock (the “Option Shares”) at a price per share equal to $7.4861 (the “Exercise Price”). The Options granted hereunder shall expire ten (10) years following the Date of Grant. The Options are not granted under the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (the “Plan”) but will be subject to the terms of the Plan and this Agreement.

2.           Vesting and Exercisability.

(a)          Subject to the terms and conditions set forth herein and the Plan, the Options granted to the Participant shall become vested and exercisable in five (5) substantially equal installments on each of the first five (5) anniversaries of the Date of Grant; provided, that, the Participant is then employed by the Company or an Affiliate.

(b)          In the event that the Company terminates the Participant’s employment without Cause, any unvested Options then held by the Participant shall become vested and exercisable as of the date of such termination.

3.           Post-Termination Exercisability.

(a)          Any Termination. Except as provided in Section 2(b) above, unvested Options shall be cancelled for no consideration upon a termination for any reason.

(b)          For Cause. Upon a termination for Cause, all Options shall immediately terminate, including vested Options.

(c)          Vested and Exercisable. To the extent the Options were vested and exercisable at the time of the Participant’s termination of employment, the Options shall remain exercisable during the following post-termination periods:

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(i)          Death/Disability: Earlier of (A) one (1) year following such termination and (B) the expiration of the Option Term.

(ii)         All Other Terminations: Earlier of (A) ninety (90) days following such termination and (B) the expiration of the Option Term.

4.           Method of Exercising Option.

(a)          Payment of Exercise Price. Options, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the aggregate Exercise Price. Such payment shall be made: (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) by means of “net exercise” whereby the Company reduces the number of shares of Common Stock issuable upon exercise with a value equal to the aggregate Exercise Price, (iii) solely to the extent permitted by applicable law, if the Common Stock is then traded on an established securities exchange or system in the United States, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (iv) on such other terms and conditions as the Committee may permit, in its sole discretion.

(b)          Tax Withholding. At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder. Such payment shall be made: (i) in cash, (ii) by having the Company withhold from the delivery of shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering shares of Common Stock owned by the holder of the Option; provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges, or (iv) by a combination of any such methods. For purposes hereof, shares of Common Stock shall be valued at Fair Market Value.

5.           Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Exercise Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld for payment of the Exercise Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name.

6.           Non-Transferability. Except as otherwise permitted in accordance with Section 14(b) of the Plan, the Options are not transferable by the Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him (or his legal representative in the event of incapacity). No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

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7.           Rights as Stockholder. The Participant or a transferee of the Options shall have no rights as stockholder with respect to any Option Shares until the Participant or such transferee shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which stockholders of record are determined for purposes of paying dividends on shares of Common Stock is prior to the date upon which he shall become the holder of record thereof.

8.           Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

9.           Non-Qualified Stock Options. The Options granted hereunder are not intended to be Incentive Stock Options.

10.         Binding Effect. Subject to Section 6 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.         Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

12.         Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

13.         Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

14.         No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment.

15.         Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

16.         Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

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17.         Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GREEN BRICK PARTNERS, INC.

By:	/s/Jason Hibbs
Name: Jason Hibbs
Title: Chief Financial Officer

[Signature Page to Brickman Stock Option Agreement]

EXECUTION COPY

PARTICIPANT

By:	/s/James R. Brickman
Name: James R. Brickman

[Signature Page to Brickman Stock Option Agreement]